AUSTIN, TX

Cousins

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

Q2 2021

RAILYARD
1414
THE
RAILYARD
SOUTHEND
RHINO
MARKET
&DELI
Leased & Managed by:
BEACON
PARTNERS
704.597.7757

Cousins Properties	Q2 2021 Supplemental Information

FORWARD-LOOKING STATEMENTS

Certain matters contained in this report are “forward-looking statements” within the meaning of the federal securities laws and are subject to uncertainties and risks, as itemized in Item 1A included in the Annual Report on Form 10-K for the year ended December 31, 2020, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. These forward-looking statements include information about possible or assumed future results of the business and our financial condition, liquidity, results of operations, plans, and objectives. They also include, among other things, statements regarding subjects that are forward-looking by their nature, such as: guidance and underlying assumptions; business and financial strategy; future debt financings; future acquisitions and dispositions of operating assets or joint venture interests; future acquisitions and dispositions of land, including ground leases; future development and redevelopment opportunities, including fee development opportunities; future issuances and repurchases of common stock, limited partnership units, or preferred stock; future distributions; projected capital expenditures; market and industry trends; entry into new markets or changes in existing market concentrations; future changes in interest rates; and all statements that address operating performance, events, or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders.

Any forward-looking statements are based upon management's beliefs, assumptions, and expectations of our future performance, taking into account information that is currently available. These beliefs, assumptions, and expectations may change as a result of possible events or factors, not all of which are known. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in forward-looking statements. Actual results may vary from forward-looking statements due to, but not limited to, the following: the availability and terms of capital; the ability to refinance or repay indebtedness as it matures; the failure of purchase, sale, or other contracts to ultimately close; the failure to achieve anticipated benefits from acquisitions, investments, or dispositions; the potential dilutive effect of common stock or operating partnership unit issuances; the availability of buyers and pricing with respect to the disposition of assets; changes in national and local economic conditions, the real estate industry, and the commercial real estate markets in which we operate (including supply and demand changes), particularly in Atlanta, Austin, Charlotte, Phoenix, Tampa, Dallas, and Nashville where we have high concentrations of our lease revenues, including the impact of high unemployment, volatility in the public equity and debt markets, and international economic and other conditions; the impact of a public health crisis, including the COVID-19 pandemic, and the governmental and third-party response to such a crisis, which may affect our key personnel, our tenants, and the costs of operating our assets; the impact of social distancing, shelter-in-place, border closings, travel restrictions, remote work requirements, and similar governmental and private measures taken to combat the spread of a public health crisis on our operations and our tenants; sociopolitical unrest such as political instability, civil unrest, armed hostilities, or political activism which may result in a disruption of day-to-day building operations; changes to our strategy in regard to our real estate assets may require impairment to be recognized; leasing risks, including the ability to obtain new tenants or renew expiring tenants, the ability to lease newly developed and/or recently acquired space, the failure of a tenant to commence or complete tenant improvements on schedule or to occupy leased space, and the risk of declining leasing rates; changes in the needs of our tenants brought about by the desire for co-working arrangements, trends toward utilizing less office space per employee, and the effect of employees working remotely; any adverse change in the financial condition of one or more of our tenants; volatility in interest rates and insurance rates; competition from other developers or investors; the risks associated with real estate developments (such as zoning approval, receipt of required permits, construction delays, cost overruns, and leasing risk); cyber security breaches; changes in senior management, changes in the Board of Directors, and the loss of key personnel; the potential liability for uninsured losses, condemnation, or environmental issues; the potential liability for a failure to meet regulatory requirements; the financial condition and liquidity of, or disputes with, joint venture partners; any failure to comply with debt covenants under credit agreements; any failure to continue to qualify for taxation as a real estate investment trust and meet regulatory requirements; potential changes to state, local, or federal regulations applicable to our business; material changes in the rates, or the ability to pay, dividends on common shares or other securities; potential changes to the tax laws impacting REITs and real estate in general; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission ("SEC") by the Company.

The words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in any forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise, except as required under U.S. federal securities laws.

Cousins Properties	3	Q2 2021 Supplemental Information

EARNINGS RELEASE

COUSINS PROPERTIES REPORTS SECOND QUARTER 2021 RESULTS
Raises 2021 FFO Guidance
Highlights
•Net income was $0.19 per share for the quarter.
•Funds from operations was $0.69 per share for the quarter.
•Same property net operating income on a cash-basis increased 7.1% for the quarter.
•Second generation net rent per square foot on a cash-basis increased 12.9% for the quarter.
•Executed 484,000 square feet of office leases during the quarter, including 361,000 square feet of new and expansion leases which represents 74% of total leasing activity.
•Closed a $350 million unsecured term loan that matures in third quarter 2024, replacing a $250 million unsecured term loan that was scheduled to mature in fourth quarter 2021. The applicable LIBOR spread was reduced by 15 basis points.
•Sold Burnett Plaza, a one million square foot office property in Fort Worth, TX, for a gross sales price of $137.5 million.
•Commenced development of Domain 9, a 338,000 square foot office property in Austin, TX. Total development costs are expected to be $147.0 million.
•Joint venture partner exercised option to purchase our 50% interest in Dimensional Place, a 281,000 square foot office property in Charlotte, NC. The sale is expected to close at the end of the third quarter.
•Dionne Nelson elected to the Board of Directors effective May 21, 2021.
•Subsequent to quarter end:
◦Sold One South at the Plaza, a 891,000 square foot office property in Charlotte, NC, for a gross sales price of $271.5 million.
◦Acquired 725 Ponce, a 372,000 square foot office property in Atlanta, GA, for a purchase price of $300.2 million.
◦Entered into 50/50 joint venture to develop Neuhoff, a mixed-use project in Nashville, TN, which will include 448,000 square feet of office and retail space as well as 542 multi-family units for an estimated investment of $275 million.
◦Entered into a 50/50 joint venture, with an initial contribution of $4.0 million, which owns a land parcel adjacent to 725 Ponce upon which a 150,000-200,000 square foot property can be developed.
◦Sold a 0.7 acre land parcel adjacent to our 100 Mill development in Phoenix, AZ to a hotel developer for a gross sales price of $6.4 million.

ATLANTA (July 29, 2021) - Cousins Properties (NYSE:CUZ) today reported its results of operations for the quarter ended June 30, 2021.
“It was a terrific quarter, driven by solidly improving office fundamentals in all of our Sun Belt markets.” said Colin Connolly, president and chief executive officer of Cousins Properties. “In particular, leasing volume increased to a level generally consistent with pre-Covid activity, with a very encouraging 74% of leases signed during the quarter representing new and expansion space. As companies plan their return to the office, they are focused on being in an environment where employees are excited to come to work and collaborate with one another. We are well positioned to meet this demand.”

Cousins Properties	4	Q2 2021 Supplemental Information

EARNINGS RELEASE

Financial Results
Net income available to common stockholders was $28.2 million, or $0.19 per share, for the second quarter of 2021, compared with net income available to common stockholders of $23.1 million, or $0.16 per share, for the second quarter of 2020. Net income available to common stockholders was $57.3 million, or $0.39 per share, for the six months ended June 30, 2021, compared with net income available to common stockholders of $198.0 million, or $1.34 per share, for the six months ended June 30, 2020. Variances in net income were impacted by gains on sales of assets in 2020.
Funds From Operations ("FFO") was $102.1 million, or $0.69 per share, for the second quarter of 2021, compared with $98.0 million, or $0.66 per share, for the second quarter of 2020. Funds From Operations ("FFO") was $204.0 million, or $1.37 per share, for the six months ended June 30, 2021, compared with $210.7 million, or $1.42 per share, for the six months ended June 30, 2020.

Updated 2021 Guidance
The Company has updated its 2021 net income guidance to $0.73 to $0.81 per share from $0.74 to $0.84 per share. The Company has raised its 2021 FFO guidance to $2.70 to $2.78 per share up from $2.68 to $2.78 per share, increasing the midpoint to $2.74 from $2.73 per share. This guidance incorporates all of the transactions included in this earnings release. There are no other dispositions, acquisitions, or development starts included in this guidance.
The above guidance reflects management’s current plans and assumptions as of the date of this report, including those related to the pace and strength of recovery from the COVID-19 pandemic, and it is subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings. Actual results could differ materially from this guidance.

Investor Conference Call and Webcast
The Company will conduct a conference call at 10:00 a.m. (Eastern Time) on Friday, July 30, 2021 to discuss the results of the quarter ended June 30, 2021. The number to call for this interactive teleconference is (877) 247-1056. The live webcast of this call can be accessed on the Company's website, www.cousins.com, through the “Cousins Properties Second Quarter Conference Call” link on the Investor Relations page. A replay of the conference call will be available for seven days by dialing (877) 344-7529 and entering the passcode 10158383. The playback can also be accessed on the Company's website.
Cousins Properties is a fully integrated, self-administered and self-managed real estate investment trust (REIT). The Company, based in Atlanta and acting through its operating partnership, Cousins Properties LP, primarily invests in Class A office buildings located in high-growth Sun Belt markets. Founded in 1958, Cousins creates shareholder value through its extensive expertise in the development, acquisition, leasing, and management of high-quality real estate assets. The Company has a comprehensive strategy in place based on a simple platform, trophy assets, and opportunistic investments. For more information, please visit www.cousins.com.

Cousins Properties	5	Q2 2021 Supplemental Information

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30, 2021	December 31, 2020
Assets:	(unaudited)
Real estate assets:
Operating properties, net of accumulated depreciation of $791,431 and $803,073 in 2021 and 2020, respectively	$5,917,710	$6,232,546
Projects under development	113,841	57,389
Land	153,938	162,406
	6,185,489	6,452,341

Real estate assets and other assets held for sale, net	260,247	125,746
Cash and cash equivalents	9,792	4,290
Restricted cash	1,256	1,848
Accounts receivable	22,626	20,248
Deferred rents receivable	146,712	138,341
Investment in unconsolidated joint ventures	112,718	125,481
Intangible assets, net	155,918	189,164
Other assets	51,212	49,939
Total assets	$6,945,970	$7,107,398
Liabilities:
Notes payable	$2,050,173	$2,162,719
Accounts payable and accrued expenses	172,172	186,267
Deferred income	78,331	62,319
Intangible liabilities, net	55,313	69,846
Other liabilities	111,695	118,103
Liabilities of real estate assets held for sale, net	10,882	12,606
Total liabilities	2,478,566	2,611,860

Commitments and contingencies
Equity:
Stockholders' investment:
Common stock, $1 par value per share, 300,000,000 shares authorized, 151,272,969 and 151,149,289 shares issued and outstanding in 2021 and 2020, respectively	151,273	151,149
Additional paid-in capital	5,546,336	5,542,762
Treasury stock at cost, 2,584,933 shares in 2021 and 2020	(148,473)	(148,473)
Distributions in excess of cumulative net income	(1,113,273)	(1,078,304)
Total stockholders' investment	4,435,863	4,467,134
Nonredeemable noncontrolling interests	31,541	28,404
Total equity	4,467,404	4,495,538
Total liabilities and equity	$6,945,970	$7,107,398

Cousins Properties	6	Q2 2021 Supplemental Information

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues:
Rental property revenues	$181,766	$175,099	$366,573	$364,228
Fee income	4,803	4,690	9,332	9,422
Other	68	126	282	163
	186,637	179,915	376,187	373,813
Expenses:
Rental property operating expenses	63,716	61,621	130,111	126,159
Reimbursed expenses	398	322	766	843
General and administrative expenses	7,313	8,543	14,046	14,195
Interest expense	16,656	13,993	33,864	29,897
Depreciation and amortization	71,456	72,868	142,326	144,482
Transaction costs	—	63	—	428
Other	824	552	1,414	1,118
	160,363	157,962	322,527	317,122

Income from unconsolidated joint ventures	1,795	1,715	3,698	5,140
Gain (loss) on sales of investments in unconsolidated joint ventures	—	(231)	39	45,999
Gain (loss) on investment property transactions	(9)	(201)	(26)	90,715
Net income	28,060	23,236	57,371	198,545
Net loss (income) attributable to noncontrolling interests	93	(135)	(108)	(501)
Net income available to common stockholders	$28,153	$23,101	$57,263	$198,044

Net income per common share — basic and diluted	$0.19	$0.16	$0.39	$1.34
Weighted average shares — basic	148,665	148,548	148,644	147,986
Weighted average shares — diluted	148,740	148,580	148,716	148,570

Cousins Properties	7	Q2 2021 Supplemental Information

KEY PERFORMANCE METRICS

	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020	2021 1st	2021 2nd	YTD 2021
Property Statistics
Consolidated Operating Properties	34	32	32	32	33	33	33	32	32
Consolidated Rentable Square Feet (in thousands)	19,599	18,249	18,249	18,245	18,897	18,897	19,145	18,122	18,122
Unconsolidated Operating Properties	4	3	3	3	3	3	3	4	4
Unconsolidated Rentable Square Feet (in thousands)	2,168	1,107	1,107	1,107	1,107	1,107	1,107	1,460	1,460
Total Operating Properties	38	35	35	35	36	36	36	36	36
Total Rentable Square Feet (in thousands)	21,767	19,356	19,356	19,352	20,004	20,004	20,252	19,582	19,582

Office Leasing Activity (1)
Net Leased during the Period (square feet, in thousands)	3,074	476	303	255	387	1,421	271	484	755
Net Effective Rent Calculation (per square foot)
Net Rent	$30.43	$34.88	$33.54	$26.63	$31.54	$32.20	$31.12	$32.38	$31.93
Net Free Rent	(0.63)	(1.92)	(0.92)	(1.23)	(1.16)	(1.38)	(1.70)	(1.33)	(1.46)
Leasing Commissions	(2.29)	(2.68)	(3.02)	(2.37)	(2.20)	(2.57)	(2.26)	(2.70)	(2.54)
Tenant Improvements	(3.69)	(5.27)	(4.17)	(1.57)	(2.99)	(3.75)	(3.63)	(4.58)	(4.24)
Leasing Costs	(6.61)	(9.87)	(8.11)	(5.17)	(6.35)	(7.70)	(7.59)	(8.61)	(8.24)
Net Effective Rent	$23.82	$25.01	$25.43	$21.46	$25.19	$24.50	$23.53	$23.77	$23.69
Change in Second Generation Net Rent	21.3%	26.9%	31.8%	24.7%	24.7%	27.2%	21.5%	21.7%	21.6%
Change in Cash-Basis Second Generation Net Rent	7.7%	14.3%	20.6%	8.9%	8.9%	13.1%	10.5%	12.9%	12.0%

Same Property Information (2)
Percent Leased (period end)	94.6%	94.8%	94.4%	93.6%	92.7%	92.7%	89.9%	90.7%	90.7%
Weighted Average Occupancy	91.8%	91.4%	91.5%	91.9%	92.4%	91.8%	89.3%	90.7%	90.9%
Change in Net Operating Income (over prior year period)	2.6%	3.2%	(2.4)%	(0.4)%	(2.3)%	(0.5)%	(4.1)%	1.4%	(0.1)%
Change in Cash-Basis Net Operating Income (over prior year period)	4.8%	11.4%	(1.6)%	(3.0)%	(3.3)%	0.7%	(2.7)%	7.1%	3.5%

Development Pipeline (3)
Estimated Project Costs (in thousands)	$565,600	$565,600	$565,600	$566,400	$449,400	$449,400	$363,000	$492,200	$492,200
Estimated Project Costs/ Total Undepreciated Assets	6.9%	7.1%	7.0%	7.0%	5.4%	5.4%	4.3%	6.1%	6.1%

Market Capitalization (4)
Common Stock Price (period end)	$41.20	$29.27	$29.83	$28.59	$33.50	$33.50	$35.35	$36.78	$36.78
Common Stock/Units Outstanding (period end, in thousands)	148,506	148,565	148,593	148,589	148,589	148,589	148,679	148,713	148,713
Equity Market Capitalization (in thousands)	$6,118,447	$4,348,498	$4,432,529	$4,248,160	$4,977,732	$4,977,732	$5,255,803	$5,469,664	$5,469,664
Debt (in thousands)	2,305,494	2,036,955	2,038,271	2,042,161	2,277,759	2,277,759	2,358,860	2,195,653	2,195,653
Total Market Capitalization (in thousands)	$8,423,941	$6,385,453	$6,470,800	$6,290,321	$7,255,491	$7,255,491	$7,614,663	$7,665,317	$7,665,317

Continued on next page

Cousins Properties	8	Q2 2021 Supplemental Information

KEY PERFORMANCE METRICS

	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020	2021 1st	2021 2nd	YTD 2021
Credit Ratios (4)
Net Debt/Total Market Capitalization	27.1%	29.8%	30.9%	31.7%	31.2%	31.2%	30.7%	28.4%	28.4%
Net Debt/Total Undepreciated Assets	27.8%	24.0%	24.9%	24.6%	27.0%	27.0%	27.6%	26.9%	26.9%
Net Debt/Annualized Adjusted EBITDAre	4.55	3.66	4.44	4.24	4.84	4.84	4.87	4.55	4.55
Fixed Charges Coverage (Adjusted EBITDAre)	5.95	6.28	6.04	5.95	5.74	6.00	5.42	5.43	5.43

Dividend Information (4)
Common Dividend per Share	$1.16	$0.30	$0.30	$0.30	$0.30	$1.20	$0.31	$0.31	$0.62
Funds From Operations (FFO) Payout Ratio	48.1%	39.5%	45.5%	43.7%	44.3%	43.1%	45.2%	45.1%	45.2%
Funds Available for Distribution (FAD) Payout Ratio	66.8%	59.0%	75.1%	64.8%	76.0%	67.9%	57.8%	64.6%	61.0%

Operations Ratio (4)
Annualized General and Administrative Expenses/Total Undepreciated Assets	0.45%	0.28%	0.43%	0.28%	0.34%	0.32%	0.32%	0.36%	0.35%

Additional Information (in thousands, except per square foot amounts)
In-Place Gross Rent (per square foot) (5)	$37.44	$39.29	$39.48	$39.72	$40.26	$40.26	$40.71	$42.00	$42.00
Straight Line Rental Revenue (4)	$29,391	$9,859	$11,137	$12,935	$8,284	$42,215	$7,739	$5,625	$13,364
Above and Below Market Rents Amortization, Net (4)	$9,472	$2,590	$2,519	$2,449	$2,503	$10,061	$2,388	$2,069	$4,457
Second Generation Capital Expenditures (4)	$90,704	$23,817	$25,724	$17,718	$30,524	$97,783	$12,093	$23,118	$35,211

(1)	See Office Leasing Activity on page 19 for additional detail and explanations.
(2)
Same Property Information is derived from the pool of office properties, as existed in the period originally reported. See Same Property Performance on page 18 and Non-GAAP Financial Measures - Calculations and Reconciliations on page 31 for additional information.

(3)	Cousins' share of estimated project costs. See Development Pipeline on page 25 for additional detail.
(4)	See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 31.
(5)	In-place gross rent equals the annualized cash-basis base rent including tenant's share of estimated operating expenses, if applicable, as of the end of the period divided by occupied square feet.

Cousins Properties	9	Q2 2021 Supplemental Information

KEY PERFORMANCE METRICS
Total Rentable Square Feet             Equity Market Capitalization               Net Debt / Annualized Adjusted EBITDAre
Same Property Net Operating Income Change         Second Generation Net Rent Change               Annualized General & Administrative
Cash-Basis (1)                     Cash-Basis (1)             Expenses / Total Undepreciated Assets
    (1) Office properties only.

    Note: See additional information included herein for calculations, definitions, and reconciliations to GAAP financial measures.

Cousins Properties	10	Q2 2021 Supplemental Information

FUNDS FROM OPERATIONS - SUMMARY (1)

	(amounts in thousands, except per share amounts)
	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020	2021 1st	2021 2nd	YTD 2021
Net Operating Income	$431,790	$127,782	$117,132	$120,016	$121,104	$486,034	$123,124	$122,705	$245,829
Gain (Loss) on Sales of Undepreciated Investment Properties	18,182	1,335	—	—	(723)	612	—	—	—
Fee Income	28,518	4,732	4,689	4,351	4,454	18,226	4,530	4,803	9,333
Other Income	7,861	2,994	726	406	199	4,325	298	897	1,195
Reimbursed Expenses	(4,004)	(521)	(322)	(373)	(364)	(1,580)	(368)	(398)	(766)
General and Administrative Expenses	(37,007)	(5,652)	(8,543)	(5,658)	(7,181)	(27,034)	(6,733)	(7,313)	(14,046)
Interest Expense	(59,701)	(16,554)	(14,543)	(15,497)	(16,082)	(62,676)	(17,723)	(17,519)	(35,242)
Other Expenses	(55,047)	(1,188)	(1,007)	(1,113)	(664)	(3,972)	(1,010)	(967)	(1,977)
Depreciation and Amortization of Non-Real Estate Assets	(1,799)	(207)	(173)	(154)	(154)	(688)	(158)	(157)	(315)
FFO (1)	$328,793	$112,721	$97,959	$101,978	$100,589	$413,247	$101,960	$102,051	$204,011
Weighted Average Shares - Diluted	129,831	148,561	148,580	148,606	148,669	148,636	148,725	148,740	148,716
FFO per Share (1)	$2.53	$0.76	$0.66	$0.69	$0.68	$2.78	$0.69	$0.69	$1.37

     (1) See pages 31 and 34 for reconciliations of Funds From Operations to net income available to common shareholders.

Cousins Properties	11	Q2 2021 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020	2021 1st	2021 2nd	YTD 2021
Net Operating Income
Consolidated Properties
The Domain (2)	$19,945	$9,068	$9,899	$11,053	$11,701	$41,721	$12,127	$13,194	$25,321
Spring & 8th (2)	29,369	7,351	7,255	7,340	7,286	29,232	7,367	7,320	14,687
Corporate Center (2)	26,484	6,157	5,928	6,113	7,199	25,397	7,371	7,157	14,528
Terminus (2) (3)	7,330	6,949	6,899	7,227	6,620	27,695	7,192	6,461	13,653
Northpark (2)	25,272	6,916	6,983	7,087	6,682	27,668	6,760	6,588	13,348
Hayden Ferry (2)	23,938	6,321	5,676	6,069	6,280	24,346	6,221	6,079	12,300
Fifth Third Center	17,993	4,573	4,791	4,643	4,347	18,354	4,782	4,963	9,745
One Eleven Congress	17,379	4,396	4,496	4,565	4,573	18,030	4,564	4,466	9,030
BriarLake Plaza (2)	10,217	4,681	4,367	4,359	4,697	18,104	4,483	4,530	9,013
The Terrace (2)	8,311	3,988	3,998	4,003	4,152	16,141	4,341	4,213	8,554
Promenade	18,359	4,506	3,950	4,256	4,101	16,813	4,060	4,116	8,176
Avalon (2)	7,408	1,821	2,587	3,065	3,526	10,999	3,714	3,993	7,707
San Jacinto Center	14,593	3,617	4,290	3,745	3,314	14,966	3,750	3,912	7,662
3344 Peachtree	13,303	5,267	2,966	3,352	3,498	15,083	3,549	3,690	7,239
The RailYard	—	—	—	—	929	929	3,175	3,112	6,287
Colorado Tower	13,991	3,350	3,303	3,055	2,640	12,348	2,382	3,253	5,635
Buckhead Plaza (2)	15,079	3,617	2,783	2,984	2,894	12,278	2,509	2,980	5,489
One South at the Plaza (4)	10,605	5,323	4,651	4,656	4,063	18,693	2,477	2,879	5,356
NASCAR Plaza	10,300	2,750	2,655	2,845	2,470	10,720	2,687	2,626	5,313
816 Congress	11,847	2,636	2,754	2,645	2,587	10,622	2,456	2,348	4,804
Legacy Union One	5,157	2,400	2,396	2,390	2,399	9,585	2,363	2,371	4,734
1200 Peachtree	7,691	2,332	2,318	2,371	2,319	9,340	2,286	2,278	4,564
3350 Peachtree	8,957	2,450	2,849	2,162	2,190	9,651	2,280	2,255	4,535
Tempe Gateway	7,750	2,084	1,835	1,827	1,770	7,516	1,417	1,452	2,869
111 West Rio	5,559	1,388	1,411	1,309	1,389	5,497	1,387	1,397	2,784
3348 Peachtree	6,167	1,502	1,309	1,308	1,341	5,460	1,262	1,258	2,520
Domain Point (2)	3,058	1,187	1,435	1,482	1,640	5,744	1,265	1,243	2,508
5950 Sherry Lane	2,316	1,239	1,184	1,298	1,280	5,001	1,188	1,200	2,388
The Pointe	5,089	1,192	1,230	1,254	1,076	4,752	1,199	1,043	2,242
Meridian Mark Plaza	4,370	1,067	846	1,129	1,117	4,159	1,018	1,040	2,058
Research Park V	4,087	1,029	1,029	1,055	1,012	4,125	1,038	985	2,023
Harborview Plaza	2,013	795	840	863	793	3,291	831	720	1,551
Other (5)	35,440	9,795	4,026	4,298	4,819	22,938	4,869	2,146	7,015
Subtotal - Consolidated	399,377	121,747	112,939	115,808	116,704	467,198	118,370	117,268	235,638
Continued on next page

Cousins Properties	12	Q2 2021 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020	2021 1st	2021 2nd	YTD 2021
Unconsolidated Properties (6)
Dimensional Place	5,761	1,900	1,955	1,964	1,840	7,659	1,878	1,919	3,797
Carolina Square (2)	4,367	1,255	1,210	1,163	1,312	4,940	1,315	1,517	2,832
Emory University Hospital Midtown	4,239	1,078	962	1,080	1,090	4,210	1,048	1,094	2,142
120 West Trinity (2)	(48)	(60)	(13)	28	(4)	(49)	151	204	355
Terminus (2) (3)	10,548	—	—	—	—	—	—	—	—
Other (5)	7,546	1,862	79	(27)	162	2,076	362	703	1,065
Subtotal - Unconsolidated	32,413	6,035	4,193	4,208	4,400	18,836	4,754	5,437	10,191
Total Net Operating Income (1)	431,790	127,782	117,132	120,016	121,104	486,034	123,124	122,705	245,829

Gain (Loss) on Sales of Undepreciated Investment Properties
Consolidated	18,182	—	—	—	—	—	—	—	—
Unconsolidated (6)	—	1,335	—	—	(723)	612	—	—	—
Total Gain (Loss) on Sales of Undepreciated Investment Properties	18,182	1,335	—	—	(723)	612	—	—	—

Fee Income
Development Fees	22,058	3,835	3,846	3,804	3,849	15,334	3,900	4,173	8,073
Management Fees (7)	5,717	762	843	546	605	2,756	579	616	1,195
Leasing & Other Fees	743	135	—	1	—	136	51	14	65
Total Fee Income	28,518	4,732	4,689	4,351	4,454	18,226	4,530	4,803	9,333

Other Income
Termination Fees	7,227	2,844	539	372	79	3,834	42	782	824
Termination Fees - Unconsolidated (6)	16	1	2	5	1	9	—	7	7
Interest and Other Income	246	37	126	6	62	231	213	68	281
Interest and Other Income - Unconsolidated (6)	372	112	59	23	57	251	43	40	83
Total Other Income	7,861	2,994	726	406	199	4,325	298	897	1,195

Total Fee and Other Income	36,379	7,726	5,415	4,757	4,653	22,551	4,828	5,700	10,528

Reimbursed Expenses (7)	(4,004)	(521)	(322)	(373)	(364)	(1,580)	(368)	(398)	(766)

General and Administrative Expenses	(37,007)	(5,652)	(8,543)	(5,658)	(7,181)	(27,034)	(6,733)	(7,313)	(14,046)

Interest Expense
Consolidated Debt
2019 Senior Notes, Unsecured ($275M)	(5,853)	(2,744)	(2,744)	(2,743)	(2,744)	(10,975)	(2,744)	(2,744)	(5,488)
2017 Senior Notes, Unsecured ($250M)	(9,958)	(2,489)	(2,490)	(2,490)	(2,489)	(9,958)	(2,490)	(2,489)	(4,979)
2019 Senior Notes, Unsecured ($250M)	(5,207)	(2,441)	(2,441)	(2,441)	(2,441)	(9,764)	(2,441)	(2,441)	(4,882)
Credit Facility, Unsecured	(7,325)	(3,081)	(773)	(827)	(1,087)	(5,768)	(1,710)	(1,299)	(3,009)
Terminus (2) (3)	(1,540)	(1,526)	(1,511)	(1,497)	(1,482)	(6,016)	(1,468)	(1,452)	(2,920)
2019 Senior Notes, Unsecured ($125M)	(2,554)	(1,197)	(1,197)	(1,198)	(1,197)	(4,789)	(1,197)	(1,198)	(2,395)
Fifth Third Center	(4,846)	(1,194)	(1,188)	(1,181)	(1,174)	(4,737)	(1,168)	(1,159)	(2,327)
2017 Senior Notes, Unsecured ($100M)	(4,145)	(1,036)	(1,037)	(1,036)	(1,036)	(4,145)	(1,036)	(1,037)	(2,073)
Colorado Tower	(4,173)	(1,030)	(1,026)	(1,020)	(1,015)	(4,091)	(1,009)	(1,005)	(2,014)
Promenade	(4,224)	(1,034)	(1,025)	(1,016)	(1,006)	(4,081)	(997)	(988)	(1,985)
Term Loan, Unsecured	(9,194)	(1,891)	(1,190)	(994)	(981)	(5,056)	(948)	(950)	(1,898)
Continued on next page

Cousins Properties	13	Q2 2021 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020	2021 1st	2021 2nd	YTD 2021
816 Congress (9)	(3,111)	(768)	(763)	(760)	(755)	(3,046)	(751)	(731)	(1,482)
Legacy Union One	(1,169)	(528)	(527)	(536)	(536)	(2,127)	(520)	(528)	(1,048)
Domain 10 (9)	—	—	—	—	—	—	—	(17)	(17)
Other (10)	(1,883)	(254)	(40)	(41)	(41)	(376)	(41)	(37)	(78)
Capitalized (8)	11,219	5,309	3,959	2,722	2,334	14,324	1,312	1,419	2,731
Subtotal - Consolidated Interest Expense	(53,963)	(15,904)	(13,993)	(15,058)	(15,650)	(60,605)	(17,208)	(16,656)	(33,864)

Unconsolidated Debt (6)
Emory University Hospital Midtown	(1,229)	(303)	(301)	(301)	(297)	(1,202)	(296)	(293)	(589)
Carolina Square (2)	(1,605)	(347)	(249)	(138)	(135)	(869)	(134)	(416)	(550)
300 Colorado	—	—	—	—	—	—	(85)	(154)	(239)
Terminus (2) (3)	(2,904)	—	—	—	—	—	—	—	—
Subtotal - Unconsolidated Interest Expense	(5,738)	(650)	(550)	(439)	(432)	(2,071)	(515)	(863)	(1,378)

Total Interest Expense	(59,701)	(16,554)	(14,543)	(15,497)	(16,082)	(62,676)	(17,723)	(17,519)	(35,242)

Other Expenses
Property Taxes and Other Holding Costs	(1,075)	(356)	(380)	(353)	(74)	(1,163)	(345)	(164)	(509)
Partners' Share of FFO in Consolidated Joint Ventures	(833)	(213)	(342)	(343)	(365)	(1,263)	(407)	(129)	(536)
Severance	(154)	(51)	(17)	—	(1)	(69)	(308)	(19)	(327)
Predevelopment & Other Costs	(402)	(153)	(255)	(417)	(224)	(1,049)	50	(655)	(605)
Income Tax Expense	298	(50)	50	—	—	—	—	—	—
Transaction Costs	(52,881)	(365)	(63)	—	—	(428)	—	—	—
Total Other Expenses	(55,047)	(1,188)	(1,007)	(1,113)	(664)	(3,972)	(1,010)	(967)	(1,977)

Depreciation and Amortization of Non-Real Estate Assets	(1,799)	(207)	(173)	(154)	(154)	(688)	(158)	(157)	(315)

FFO (1)	$328,793	$112,721	$97,959	$101,978	$100,589	$413,247	$101,960	$102,051	$204,011
Weighted Average Shares - Diluted	129,831	148,561	148,580	148,606	148,669	148,636	148,725	148,740	148,716
FFO per Share (1)	$2.53	$0.76	$0.66	$0.69	$0.68	$2.78	$0.69	$0.69	$1.37

Note:	Amounts may differ slightly from other schedules contained herein due to rounding.
(1) See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 31.
(2) Contains multiple buildings that are grouped together for reporting purposes.
(3) On October 1, 2019, the Company purchased its partner's 50% interest in Terminus Office Holdings LLC.
(4) Prior period amounts adjusted to exclude College Street Garage, which was not included in the July 2021 sale of One South at the Plaza. See note 5.
      (5) Primarily represents properties sold prior to June 30, 2021, see page 24. Also, includes College Street Garage and preliminary operational activity at Domain 10 and 300 Colorado, which are in the final stages of development and not yet stabilized.

      (6) Unconsolidated amounts include amounts recorded in unconsolidated joint ventures for the respective category multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes including these amounts in the categories indicated is meaningful to investors and analysts.
      (7) Reimbursed Expenses include costs incurred by the Company for management services provided to our unconsolidated joint ventures. The reimbursement of these costs by the unconsolidated joint ventures is included Management Fees.
(8) Amounts of consolidated interest expense related to consolidated debt that are capitalized to consolidated development projects and equity in unconsolidated development projects.
      (9) In June 2021, we executed a collateral swap for the mortgage previously secured by the Company's 816 Congress property. The mortgage is now secured by the Company's Domain 10 property. Terms of the mortgage remain unchanged.
(10) Primarily represents interest on loans repaid prior to June 30, 2021.

Cousins Properties	14	Q2 2021 Supplemental Information

PORTFOLIO STATISTICS

Office Properties	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (1)		% of Total Net Operating Income (2)	Property Level Debt ($000) (3)
				2Q21	1Q21	2Q21	1Q21

Spring & 8th (4)	765,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	6.1%	$—
Northpark (4)	1,539,000	Consolidated	100%	86.5%	87.9%	86.7%	88.8%	5.5%	—
Terminus (4)	1,226,000	Consolidated	100%	87.9%	81.8%	79.6%	81.6%	5.4%	191,490
Promenade	777,000	Consolidated	100%	90.7%	89.1%	89.0%	89.3%	3.4%	90,770
Avalon (5)	480,000	Consolidated	90%	86.0%	86.0%	86.0%	86.0%	3.3%	—
3344 Peachtree	484,000	Consolidated	100%	95.3%	95.3%	95.3%	95.3%	3.1%	—
Buckhead Plaza (4)	666,000	Consolidated	100%	80.7%	77.0%	72.5%	70.1%	2.4%	—
1200 Peachtree	370,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.9%	—
3350 Peachtree	413,000	Consolidated	100%	45.5%	95.2%	94.8%	95.2%	1.9%	—
3348 Peachtree	258,000	Consolidated	100%	90.1%	90.1%	89.7%	89.0%	1.0%	—
Emory University Hospital Midtown	358,000	Unconsolidated	50%	97.3%	98.0%	97.6%	98.4%	0.9%	32,735
Meridian Mark Plaza	160,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	0.9%	—
120 West Trinity (6)	43,000	Unconsolidated	20%	90.4%	NA	77.3%	NA	0.1%
ATLANTA	7,539,000			87.7%	89.3%	88.2%	88.8%	35.9%	314,995

The Domain (5)	1,603,000	Consolidated	100%	100.0%	100.0%	100.0%	95.8%	11.0%	—
One Eleven Congress	519,000	Consolidated	100%	94.9%	94.9%	94.9%	94.9%	3.7%	—
The Terrace (4)	619,000	Consolidated	100%	92.4%	89.4%	88.1%	88.9%	3.5%	—
San Jacinto Center	399,000	Consolidated	100%	93.9%	93.9%	93.9%	92.9%	3.3%	—
Colorado Tower	373,000	Consolidated	100%	100.0%	99.1%	92.6%	81.6%	2.7%	112,917
816 Congress	435,000	Consolidated	100%	76.7%	76.0%	76.0%	80.6%	2.0%	—
Domain Point (4)	240,000	Consolidated	96.5%	83.3%	83.3%	74.9%	74.9%	1.0%	—
Research Park V	173,000	Consolidated	100%	97.1%	97.1%	97.1%	97.1%	0.8%	—
AUSTIN	4,361,000			94.4%	93.9%	92.7%	90.7%	28.0%	112,917

Fifth Third Center	692,000	Consolidated	100%	94.4%	98.0%	98.0%	99.5%	4.1%	135,030
The RailYard (6)	329,000	Consolidated	100%	96.8%	96.8%	96.8%	96.8%	2.6%	—
One South at the Plaza (6) (7)	891,000	Consolidated	100%	57.6%	57.6%	57.1%	57.3%	2.4%	—
NASCAR Plaza	394,000	Consolidated	100%	97.8%	98.0%	97.8%	97.8%	2.2%	—
Dimensional Place (6) (8)	281,000	Unconsolidated	50%	96.9%	95.6%	95.6%	95.6%	1.6%	—
CHARLOTTE	2,587,000			82.0%	83.0%	82.8%	83.3%	12.9%	135,030

Corporate Center (4)	1,227,000	Consolidated	100%	97.0%	97.0%	97.0%	97.0%	5.9%	—
The Pointe	253,000	Consolidated	100%	89.6%	90.5%	90.1%	89.6%	0.9%	—
Harborview Plaza	205,000	Consolidated	100%	77.5%	76.3%	76.7%	76.3%	0.6%	—
TAMPA	1,685,000			93.5%	93.5%	93.5%	93.4%	7.4%	—

Hayden Ferry (4)	792,000	Consolidated	100%	93.7%	97.5%	95.7%	98.1%	5.0%	—
Tempe Gateway	264,000	Consolidated	100%	78.1%	78.1%	78.1%	78.1%	1.2%	—
111 West Rio	225,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.2%	—
PHOENIX	1,281,000			91.6%	93.9%	92.9%	94.3%	7.4%	—
Continued on next page

Cousins Properties	15	Q2 2021 Supplemental Information

PORTFOLIO STATISTICS

Office Properties	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (1)		% of Total Net Operating Income (2)	Property Level Debt ($000) (3)
				2Q21	1Q21	2Q21	1Q21

Legacy Union One	319,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	2.1%	67,078
5950 Sherry Lane	197,000	Consolidated	100%	84.9%	85.6%	85.1%	85.6%	0.9%	—
DALLAS	516,000			94.2%	94.5%	94.3%	94.5%	3.0%	67,078

BriarLake Plaza - Houston (4)	835,000	Consolidated	100%	84.9%	84.9%	84.9%	84.9%	3.8%	—
Carolina Square - Chapel Hill	158,000	Unconsolidated	50%	94.5%	94.5%	94.5%	94.5%	0.5%	22,582
OTHER OFFICE	993,000			85.7%	85.7%	85.7%	85.7%	4.3%	22,582

TOTAL OFFICE	18,962,000			89.4%	90.2%	89.4%	89.3%	98.9%	$652,602

Other Properties
Carolina Square Apartment - Chapel Hill (246 units) (6)	266,000	Unconsolidated	50%	96.7%	100.0%	92.4%	99.9%	0.8%	38,017
Carolina Square Retail - Chapel Hill (6)	44,000	Unconsolidated	50%	87.1%	87.1%	87.1%	82.2%	0.1%	6,288
College Street Garage - Charlotte (6)	NA	Consolidated	100%	NA	NA	NA	NA	0.1%	—
120 West Trinity Apartment - Atlanta (330 units) (6)(9)	310,000	Unconsolidated	20%	97.9%	NA	85.9%	NA	0.1%	—

TOTAL OTHER	620,000			96.1%	98.2%	90.0%	97.4%	1.1%	$44,305

TOTAL	19,582,000			89.5%	90.3%	89.4%	89.4%	100.0%	$696,907

(1)	The weighted average economic occupancy of the property over the period for which the property was available for occupancy.
(2)	The Company's share of net operating income from stabilized properties for the three months ended June 30, 2021.
(3)	The Company's share of property-specific mortgage debt, including premiums and net of unamortized loan costs, as of June 30, 2021.
(4)	Contains two or more buildings that are grouped together for reporting purposes.
(5)	Contains two or more buildings that are grouped together for reporting purposes, some of which are not included in Same Property as of June 30, 2021.
(6)	Not included in Same Property as of June 30, 2021.
(7)	Held for sale as of June 30, 2021 and sold subsequent to quarter end.
(8)	The Company's partner in this unconsolidated joint venture has exercised their option to purchase the Company's 50% interest in accordance with the terms of the partnership agreement. The sale is expected to close at the end of the third quarter 2021.
(9)	Includes 9,000 square feet of retail space that was 25.1% leased as of June 30, 2021 and had a 25.1% weighted average occupancy during the second quarter of 2021.

Cousins Properties	16	Q2 2021 Supplemental Information

PORTFOLIO STATISTICS

Second Quarter Portfolio NOI by Market

Atlanta 36.0%
Austin 28.0%
Charlotte 13.0%
Tampa 7.4%
Phoenix 7.4%
Dallas 3.0%
Other 5.2%

Cousins Properties	17	Q2 2021 Supplemental Information

SAME PROPERTY PERFORMANCE (1)

	($ in thousands)
	Three Months Ended June 30,
	2021	2020	% Change
Rental Property Revenues (2)	$161,096	$156,679	2.8%
Rental Property Operating Expenses (2)	57,216	54,185	5.6%
Same Property Net Operating Income	$103,880	$102,494	1.4%

Cash-Basis Rental Property Revenues (3)	$155,635	$146,015	6.6%
Cash-Basis Rental Property Operating Expenses (4)	57,064	54,018	5.6%
Cash-Basis Same Property Net Operating Income	$98,571	$91,997	7.1%

End of Period Leased	90.7%	93.3%
Weighted Average Occupancy	90.7%	91.0%

	Six Months Ended June 30,
	2021	2020	% Change
Rental Property Revenues (2)	$321,221	$318,088	1.0%
Rental Property Operating Expenses (2)(5)	114,307	110,876	3.1%
Same Property Net Operating Income	$206,914	$207,212	(0.1)%

Cash-Basis Rental Property Revenues (3)	$308,184	$298,152	3.4%
Cash-Basis Rental Property Operating Expenses (4)(5)	114,003	110,543	3.1%
Cash-Basis Same Property Net Operating Income	$194,181	$187,609	3.5%

Weighted Average Occupancy	90.9%	90.8%

(1)
Same Properties include those office properties that were stabilized and owned by the Company for the entirety of the comparable reporting periods. See Portfolio Statistics beginning on page 15 for footnotes indicating which properties are not included in Same Property. See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 31.

(2)	Rental Property Revenues and Expenses include results for the Company and its share of unconsolidated joint ventures and exclude termination fee income. Net operating income for unconsolidated joint ventures is calculated as Rental Property Revenues less termination fee income and Rental Property Expenses at the joint ventures multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures, but believes that including these amounts with consolidated net operating income is meaningful to investors and analysts.
(3)	Cash-Basis Rental Property Revenues include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Revenues, excluding termination fee income, straight-line rents and other deferred income amortization, amortization of lease inducements, and amortization of acquired above and below market rents.
(4)	Cash-Basis Rental Property Operating Expenses include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Operating Expenses, excluding straight-line ground rent expense and amortization of above and below market ground rent expense.
(5)	Same Property Rental Property Operating Expenses and Cash-Basis Same Property Rental Property Operating Expenses for the six months ended June 30, 2020 have been adjusted to remove a $1.8 million one-time credit for construction-related legal expenses that were recovered through settlement during the three months ended March 31, 2020.

Cousins Properties	18	Q2 2021 Supplemental Information

OFFICE LEASING ACTIVITY

	Three Months Ended June 30, 2021				Six Months Ended June 30, 2021
	New	Renewal	Expansion	Total	New	Renewal	Expansion	Total
Gross leased square feet (1)				560,678				1,000,044
Less exclusions (2)				(76,342)				(244,582)
Net leased square feet	255,051	123,637	105,648	484,336	315,628	314,675	125,159	755,462
Number of transactions	19	14	6	39	29	31	9	69
Lease term in years (3)	7.3	5.6	6.5	6.7	7.0	4.8	6.5	6.0

Net effective rent calculation (per square foot per year) (3)
Net annualized rent (4)	$33.71	$31.40	$30.33	$32.38	$33.70	$30.79	$30.32	$31.93
Net free rent	(1.03)	(0.89)	(2.56)	(1.33)	(1.24)	(1.27)	(2.52)	(1.46)
Leasing commissions	(2.88)	(2.54)	(2.47)	(2.70)	(2.88)	(2.23)	(2.49)	(2.54)
Tenant improvements	(4.61)	(3.23)	(6.10)	(4.58)	(4.96)	(2.76)	(6.15)	(4.24)
Total leasing costs	(8.52)	(6.66)	(11.13)	(8.61)	(9.08)	(6.26)	(11.16)	(8.24)
Net effective rent	$25.19	$24.74	$19.20	$23.77	$24.62	$24.53	$19.16	$23.69

Second generation leased square footage (5)				358,006				579,649
Increase in straight-line basis second generation net rent per square foot (6)				21.7%				21.6%
Increase in cash-basis second generation net rent per square foot (7)				12.9%				12.0%

(1)	Comprised of total square feet leased, unadjusted for ownership share, and excluding apartment leasing.
(2)	Adjusted for leases one year or less, leases for retail, amenity, storage, percentage rent, intercompany space, and rent deferrals/extension agreements related to the COVID-19 pandemic.
(3)	Weighted average of net leased square feet.
(4)	Straight-line net rent per square foot (operating expenses deducted from gross leases) over the lease term prior to any deductions for leasing costs.
(5)	Excludes leases executed for spaces that were vacant upon acquisition, new leases in development properties, and leases for spaces that have been vacant for one year or more.
(6)	Increase in second generation straight-line basis net annualized rent on a weighted average basis.
(7)	Increase in net cash rent at the end of the term paid by the prior tenant compared to net cash rent at the beginning of the term (after any free rent period) paid by the current tenant on a weighted average basis. For early renewals, the increase in net cash rent at the end of the term of the original lease is compared to net cash rent at the beginning of the extended term of the lease. Net cash rent is net of any recovery of operating expenses but prior to any deductions for leasing costs.

Cousins Properties	19	Q2 2021 Supplemental Information

OFFICE LEASE EXPIRATIONS

Lease Expirations by Year (1)

Year of Expiration	Square Feet Expiring	% of Leased Space	Annual Contractual Rent ($000's) (2)	% of Annual Contractual Rent	Annual Contractual Rent/Sq. Ft.

2021	1,089,864	6.8%	$39,623	4.9%	$34.59
2022	1,163,844	7.1%	52,073	6.5%	43.65
2023	1,573,444	9.3%	69,138	8.6%	43.94
2024	1,172,527	7.1%	50,994	6.3%	42.74
2025	1,953,032	11.6%	89,121	11.1%	45.63
2026	1,521,899	9.0%	73,423	9.1%	48.15
2027	1,582,800	9.4%	69,877	8.7%	43.88
2028	1,279,778	7.8%	62,245	7.7%	47.48
2029	1,215,766	7.3%	58,687	7.3%	47.90
2030 & Thereafter	4,133,438	24.6%	238,663	29.8%	57.02

Total	16,686,392	100.0%	$803,844	100.0%	$47.57

(1) Company's share of leases expiring after June 30, 2021.
(2) Annual Contractual Rent is the estimated rent in the year of expiration. It includes the minimum base rent and an estimate of tenant's share of operating expenses, if applicable, as defined in the respective leases.

Cousins Properties	20	Q2 2021 Supplemental Information

TOP 20 OFFICE TENANTS

	Tenant (1)	Number of Properties Occupied	Number of Markets Occupied	Company's Share of Square Footage	Company's Share of Annualized Rent (2)	Percentage of Company's Share of Annualized Rent	Weighted Average Remaining Lease Term (Years)
1	NCR Corporation	1	1	762,090	$35,789,947	5.3%	12
2	Amazon	4	3	564,033	27,098,541	4.0%	6
3	Expedia, Inc.	1	1	430,547	22,014,129	3.3%	7
4	Facebook, Inc.	1	1	323,328	16,900,122	2.5%	8
5	Bank of America	2	2	344,601	11,517,146	1.7%	4
6	Pioneer Natural Resources Company (fka Parsley Energy, L.P.)	2	1	160,730	9,956,499	1.6%	9
7	Norfolk Southern Corporation	2	1	394,621	9,920,450	1.5%	1
8	Apache Corporation	1	1	210,012	9,168,766	1.3%	3
9	Wells Fargo Bank, NA	4	3	198,376	8,748,345	1.3%	5
10	Ovintiv USA Inc (fka Encana Oil & Gas (USA) Inc.) (3)	1	1	318,582	7,949,937	1.2%	6
11	Allstate	2	2	214,380	7,749,926	1.1%	6
12	ADP, LLC	1	1	225,000	7,596,540	1.1%	7
13	SVB Financial Group	1	1	188,940	7,554,435	1.1%	5
14	Regus Equity Business Centers, LLC	6	4	158,740	7,350,039	1.1%	4
15	McGuirewoods LLP	3	3	197,282	7,036,205	1.0%	5
16	Westrock Shared Services, LLC	1	1	205,185	6,991,587	1.0%	9
17	Dimensional Fund Advisors LP	1	1	132,434	6,577,075	1.0%	13
18	Workrise Technologies, Inc. (fka RigUp, Inc.)	1	1	93,210	6,549,563	1.0%	7
19	Samsung Engineering America	1	1	133,860	6,193,830	0.9%	5
20	Amgen Inc.	1	1	163,169	5,977,974	0.8%	7
	Total			5,419,120	$228,641,056	33.8%	7

(1)	In some cases, the actual tenant may be an affiliate of the entity shown.
(2)	Annualized Rent represents the annualized rent including tenant's share of estimated operating expenses, if applicable, paid by the tenant as of June 30, 2021. If the tenant is in a free rent period as of June 30, 2021, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month it is required to pay rent.
(3)	Ovintiv USA Inc. has multiple subleases for substantially all of its space. In the event of termination of the Ovintiv lease, such subleases would become direct leases with Cousins.
Note:	This schedule includes leases that have commenced. Leases that have been signed but have not commenced are excluded.

Cousins Properties	21	Q2 2021 Supplemental Information

TENANT INDUSTRY DIVERSIFICATION

Percentage of Company's Share of Annualized Rent (1)

Professional Services 15.6%
Financial 15.3%
Legal 11.0%
Consumer Goods & Services 7.1%
Energy & Utilities 5.4%
Health Care 5.1%
Real Estate 4.2%
Insurance 4.1%
Other 3.7%
Marketing/Media/Creative 2.5%
Construction/Design 2.2%
Transportation 1.7%
Government 0.7%
Technology 21.4%

Note: Management uses SIC codes when available, along with judgment, to determine tenant industry classification.
(1) Annualized Rent represents the annualized rent including tenant's share of estimated operating expenses, if applicable, paid by the tenant as of the date of this report. If the tenant is in a free rent period as of the date of this report, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month it is required to pay full rent.

Cousins Properties	22	Q2 2021 Supplemental Information

INVESTMENT ACTIVITY

Completed Property Acquisitions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Purchase Price ($ in thousands) (1)
2020
The RailYard	Office	Charlotte	100%	4Q	329,000	201,000

2019
1200 Peachtree	Office	Atlanta	100%	1Q	370,000	82,000
TIER REIT, Inc.	Office	Various	Various	2Q	5,799,000	(2)
Terminus (3)	Office	Atlanta	100%	4Q	1,226,000	246,000

2017
111 West Rio (4)	Office	Phoenix	100%	1Q	225,000	19,600

					7,949,000	$548,600
Completed Property Developments

Project	Type	Market	Company's Ownership Interest	Timing	Square Feet	Total Project Cost ($ in thousands) (1)
2021
10000 Avalon	Office	Atlanta	90%	1Q	251,000	$96,000
120 West Trinity	Mixed	Atlanta	20%	2Q	353,000	89,000

2020
Domain 12	Office	Austin	100%	4Q	320,000	117,000

2019
Dimensional Place	Office	Charlotte	50%	1Q	281,000	96,000

2018
Spring & 8th	Office	Atlanta	100%	1Q/4Q	765,000	332,500

2017
8000 Avalon	Office	Atlanta	90%	2Q	229,000	73,000
Carolina Square	Mixed	Chapel Hill	50%	3Q	468,000	123,000

					2,667,000	$926,500

(1) Except as otherwise noted, amounts represent total purchase prices, total project cost paid by the company and, where applicable, its joint venture partner, including certain allocated costs required by GAAP that were not incurred by the joint venture.
(2) Properties acquired in the merger with TIER REIT, Inc.
(3) Purchased outside interest of 50% in Terminus Office Holdings, LLC for $246 million before reductions for existing mortgage debt.
(4) Purchased outside interest of 25.4% in 111 West Rio.

Cousins Properties	23	Q2 2021 Supplemental Information

INVESTMENT ACTIVITY

Completed Operating Property Dispositions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Sales Price ($ in thousands) (1)
2021
Burnett Plaza	Office	Fort Worth	100%	2Q	1,023,000	$137,500

2020
Hearst Tower	Office	Charlotte	100%	1Q	966,000	455,500
Gateway Village (2)	Office	Charlotte	50%	1Q	1,061,000	52,200
Woodcrest	Office	Cherry Hill	100%	1Q	386,000	25,300

2017
Emory Point I and II	Mixed	Atlanta	75%	2Q	786,000	199,000
American Cancer Society Center	Office	Atlanta	100%	2Q	996,000	166,000
Bank of America Center, One Orlando ---Centre, and Citrus Center	Office	Orlando	100%	4Q	1,038,000	208,100
Courvoisier Centre (3)	Office	Miami	20%	4Q	343,000	33,900

					6,599,000	$1,277,500

(1) Except as otherwise noted, amounts represent total gross sales prices received by the Company and, where applicable, its joint venture partner.
(2) The Company sold its interest in the joint venture to its partner for $52.2 million. The proceeds represent a 17% internal rate of return for the Company on its invested capital, as stipulated in the partnership agreement.
(3) The Company sold its partnership interest for $12.6 million in a transaction that valued its interest in the property at $33.9 million, prior to deduction for existing mortgage debt.

Cousins Properties	24	Q2 2021 Supplemental Information

DEVELOPMENT PIPELINE (1)

Project	Type	Market	Company's Ownership Interest	Construction Start Date	Square Feet	Estimated Project Cost(1)(2) ($ in thousands)	Company's Share of Estimated Project Cost(2) ($ in thousands)	Project Cost Incurred to Date(2) ($ in thousands)	Company's Share of Project Cost Incurred to Date(2) ($ in thousands)	Percent Leased	Initial Revenue Recognition(3)	Estimated Stabilization(4)

Domain 10	Office	Austin	100%	4Q18	300,000	$111,000	$111,000	$98,452	$98,452	100%	3Q20	3Q21

300 Colorado (5)	Office	Austin	50%	4Q18	369,000	193,000	96,500	165,567	82,783	88%	1Q21	1Q22

100 Mill	Office	Phoenix	90%	1Q20	287,000	153,000	137,700	88,410	79,569	48%	1Q22	1Q23

Domain 9	Office	Austin	100%	2Q21	338,000	147,000	147,000	20,389	20,389	—%	2Q23	2Q24

Total						$604,000	$492,200	$372,818	$281,193

(1)	This schedule shows projects currently under active development through the substantial completion of construction as well as properties in an initial lease up period prior to stabilization. Amounts included in the estimated project cost column are the estimated costs of the project through stabilization. Significant estimation is required to derive these costs, and the final costs may differ from these estimates.
(2)	Estimated and incurred project costs are construction costs plus financing costs on 300 Colorado, which has project-specific debt. They exclude any financing cost assumptions for projects without project-specific debt and any other incremental capitalized costs required by GAAP. They also exclude fair value adjustments for legacy TIER projects that were recorded as a result of the Merger.
(3)	Initial revenue recognition represents the quarter within which the Company estimates it will begin recognizing revenue under GAAP.
(4)	Estimated stabilization is the quarter within which the Company estimates it will achieve 90% economic occupancy. Beginning with initial economic occupancy, until the earlier of the achievement of 90% economic occupancy or one year, interest, taxes, and operating expenses are capitalized on the portion of the building that remains under development.
(5)	The 300 Colorado estimated project cost will be funded with a combination of $67 million of equity contributed by the joint venture partners, followed by a $126 million construction loan.

Cousins Properties	25	Q2 2021 Supplemental Information

LAND INVENTORY

	Market	Company's Ownership Interest	Financial Statement Presentation	Total Developable Land (Acres)	Cost Basis of Land ($ in thousands)

3354/3356 Peachtree	Atlanta	95%	Consolidated	3.2
901 West Peachtree (1)	Atlanta	100%	Consolidated	1.0
The Avenue Forsyth-Adjacent Land	Atlanta	100%	Consolidated	10.4
Domain Point 3	Austin	90%	Consolidated	1.7
Domain Central	Austin	100%	Consolidated	5.6
South End Station	Charlotte	100%	Consolidated	3.4
303 Tremont	Charlotte	100%	Consolidated	2.4
Legacy Union 2 & 3	Dallas	95%	Consolidated	4.0
Victory Center	Dallas	75%	Unconsolidated	3.0
100 Mill-Adjacent Land (2)	Phoenix	100%	Consolidated	0.7
Corporate Center 5 & 6 (3)	Tampa	100%	Consolidated	14.1
Total				49.5	$163,718

Company's Share				48.2	$158,511

(1)	Includes a ground lease with future obligation to purchase.
(2)	Sold subsequent to quarter end.
(3)	Corporate Center 5 is controlled through a long-term ground lease.

Cousins Properties	26	Q2 2021 Supplemental Information

DEBT SCHEDULE

				Company's Share of Debt Maturities and Principal Payments
				($ in thousands)
Description (Interest Rate Base, if not fixed)	Company's Ownership Interest	Rate at End of Quarter	Maturity Date	2021	2022	2023	2024	2025	Thereafter	Total Principal	Deferred Loan Costs	Above Market Premium	Total

Consolidated Debt - Floating Rate
Term Loan, Unsecured (LIBOR + 1.05% to 1.65%) (1)	100%	1.15%	8/30/24	—	—	—	350,000	—	—	350,000	(2,271)	—	347,729
Credit Facility, Unsecured (LIBOR + 1.05% to 1.45%) (2)	100%	1.15%	1/3/23	—	—	32,000	—	—	—	32,000	—	—	32,000
Total Floating Rate Debt				—	—	32,000	350,000	—	—	382,000	(2,271)	—	379,729

Consolidated Debt - Fixed Rate
2019 Senior Notes, Unsecured	100%	3.95%	7/6/29	—	—	—	—	—	275,000	275,000	(899)	—	274,101
2017 Senior Notes, Unsecured	100%	3.91%	7/6/25	—	—	—	—	250,000	—	250,000	(732)	—	249,268
2019 Senior Notes, Unsecured	100%	3.86%	7/6/28	—	—	—	—	—	250,000	250,000	(794)	—	249,206
Fifth Third Center	100%	3.37%	10/1/26	1,707	3,502	3,622	3,745	3,874	118,928	135,378	(348)	—	135,030
2019 Senior Notes, Unsecured	100%	3.78%	7/6/27	—	—	—	—	—	125,000	125,000	(382)	—	124,618
Terminus 100	100%	5.25%	1/1/23	1,681	3,498	108,181	—	—	—	113,360	—	3,676	117,036
Colorado Tower	100%	3.45%	9/1/26	1,266	2,598	2,689	2,783	2,880	101,199	113,415	(498)	—	112,917
2017 Senior Notes, Unsecured	100%	4.09%	7/6/27	—	—	—	—	—	100,000	100,000	(318)	—	99,682
Promenade	100%	4.27%	10/1/22	1,789	89,052	—	—	—	—	90,841	(71)	—	90,770
Domain 10 (3)	100%	3.75%	11/1/24	919	1,891	1,963	72,558	—	—	77,331	(1,047)	—	76,284
Terminus 200	100%	3.79%	1/1/23	905	1,860	70,701	—	—	—	73,466	—	988	74,454
Legacy Union One	100%	4.24%	1/1/23	—	—	66,000	—	—	—	66,000	—	1,078	67,078
Total Fixed Rate Debt				8,267	102,401	253,156	79,086	256,754	970,127	1,669,791	(5,089)	5,742	1,670,444

Total Consolidated Debt				8,267	102,401	285,156	429,086	256,754	970,127	2,051,791	(7,360)	5,742	2,050,173

Unconsolidated Debt - Floating Rate
Carolina Square (LIBOR + 1.80%)	50%	1.90%	3/18/26	510	1,020	1,020	1,020	1,020	63,015	67,605	(718)	—	66,887
300 Colorado (LIBOR + 2.25%) (4)	50%	2.35%	1/17/22	—	45,993	—	—	—	—	45,993	(135)	—	45,858
Total Floating Rate Debt				510	47,013	1,020	1,020	1,020	63,015	113,598	(853)	—	112,745
									.
Unconsolidated Debt - Fixed Rate
Emory University Hospital Midtown	50%	3.50%	6/1/23	440	903	31,436	—	—	—	32,779	(44)	—	32,735
Total Fixed Rate Debt				440	903	31,436	—	—	—	32,779	(44)	—	32,735

Total Unconsolidated Debt				950	47,916	32,456	1,020	1,020	63,015	146,377	(897)	—	145,480

Total Debt				$9,217	$150,317	$317,612	$430,106	$257,774	$1,033,142	$2,198,168	$(8,257)	$5,742	$2,195,653

Total Maturities (5)				$—	$131,234	$307,932	$420,865	$250,000	$1,027,919	$2,137,950
% of Maturities				—%	6%	14%	20%	12%	48%	100%

Cousins Properties	27	Q2 2021 Supplemental Information

DEBT SCHEDULE

Floating and Fixed Rate Debt Analysis

	Total Principal ($ in thousands)	Total Debt (%)	Weighted Average Interest Rate	Weighted Average Maturity (Yrs.)
Floating Rate Debt	$495,598	23%	1.36%	3.0
Fixed Rate Debt	1,702,570	77%	3.94%	5.0
Total Debt	$2,198,168	100%	3.36%	4.5

(1)
On June 28, 2021, we entered into an Amended and Restated Term Loan Agreement under which we have a $350.0 million unsecured term loan. See footnote 7 of our Quarterly Report on Form 10-Q. The spread over LIBOR under the Term Loan at June 30, 2021 was 1.05%.

(2)
As of June 30, 2021, the company had $32.0 million drawn under the Credit Facility and had the ability to borrow the remaining $968.0 million. The spread over LIBOR under the Credit Facility at June 30, 2021 was 1.05%.

(3)	In June 2021, we executed a collateral swap for the mortgage previously secured by the Company's 816 Congress property in Austin. The mortgage is now secured by the Company's Domain 10 property in Austin. All other terms of the note were unchanged.
(4)	The Company's share of the total borrowing capacity of the construction loan is $63.0 million.
(5)	Maturities include lump sum principal payments due at the maturity date. Maturities do not include scheduled principal payments due prior to the maturity date.

Cousins Properties	28	Q2 2021 Supplemental Information

DEBT SCHEDULE

Debt Maturity Schedule as of June 30, 2021
$ (in thousands)
500,000
400,000
300,000
200,000
100,000
0
0
131,234
307,932
420,865
250,000
277,919
225,000
250,000
275,000
2021
2022
2023
2024
2025
2026
2027
2028
2029
Consolidated
Unconsolidated

Cousins Properties	29	Q2 2021 Supplemental Information

JOINT VENTURE INFORMATION (1)

Joint Venture	Property	Cash Flows to Cousins (2)	Options
AMCO 120 WT Holdings LLC	120 West Trinity	20% of cash flows.	Cousins or Partner can trigger a buyout beginning Q4 2021, upon which Cousins would receive the office component and Partner would receive the multifamily component, with a net settlement at a then agreed upon value.
Austin 300 Colorado Project LP	300 Colorado	50% of cash flows.	Partners can put their combined interest to Cousins, or Cousins can call Partners' combined interest, at a then agreed upon value during a 24-month period following final phase rent commencement.
Carolina Square Holdings LP	Carolina Square	50% of cash flows.	Cousins or Partner can trigger sale process, subject to a right of first offer that can be exercised by the non-triggering party.
Crawford Long-CPI, LLC	Emory University Hospital Midtown	50% of cash flows.	Cousins can put its interest to Partner, or Partner can call Cousins' interest, at a value determined by appraisal.
DC Charlotte Plaza LLLP	Dimensional Place	50% of cash flows.	In the second quarter of 2021, our Partner exercised their option to purchase Cousins' interest at a value determined by appraisal and subject to a cap rate range of 6.5% to 8.0%. The sale is expected to close at the end of the third quarter of 2021.
HICO 100 Mill LLC	100 Mill	90% of cash flows until return of contributed capital to both partners.	Cousins can trigger sale process following construction completion, subject to a right of first offer that can be exercised by Partner.
HICO Avalon LLC	8000 Avalon	90% of cash flows until return of contributed capital to both Partners.	Cousins or Partner can trigger sale process, subject to a right of first offer that can be exercised by the non-triggering party.
HICO Avalon II LLC	10000 Avalon	90% of cash flows until return of contributed capital to both Partners.	Cousins or Partner can trigger sale process beginning Q1 2022, subject to a right of first offer that can be exercised by the non-triggering party.
TR Domain Point LLC	Domain Point	Preferred return on preferred equity contribution, then 96.5% of remaining cash flows.	Partner has put option beginning Q1 2023 under various circumstances.

(1)	This schedule only contains information related to joint ventures that hold an ownership interest in operating assets or projects under active development.
(2)	Each respective joint venture agreement may contain additional terms that affect the distribution of operating cash flows and capital transaction proceeds that are not yet effective, including the distribution of promoted interest.

Cousins Properties	30	Q2 2021 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	(in thousands, except per share amounts)
	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020	2021 1st	2021 2nd	YTD 2021

FFO and EBITDAre
Net income available to common stockholders	$150,418	$174,943	$23,101	$28,115	$11,119	$237,278	$29,110	$28,153	$57,263
Depreciation and amortization of real estate assets:
Consolidated properties	255,349	71,406	72,694	71,345	72,515	287,960	70,712	71,299	142,011
Share of unconsolidated joint ventures	14,158	2,347	2,106	2,125	2,162	8,740	2,365	2,810	5,175
Partners' share of real estate depreciation	(521)	(149)	(212)	(209)	(172)	(742)	(211)	(228)	(439)
(Gain) loss on sale of depreciated properties:
Consolidated properties	(92,578)	(90,916)	201	523	87	(90,105)	17	9	26
Share of unconsolidated joint ventures	15	(318)	(168)	15	21	(450)	—	3	3
Investments in unconsolidated joint ventures	—	(44,894)	232	59	25	(44,578)	(39)	—	(39)
Impairment	—	—	—	—	14,829	14,829	—	—	—
Non-controlling interest related to unitholders	1,952	302	5	5	3	315	6	5	11
FFO	328,793	112,721	97,959	101,978	100,589	413,247	101,960	102,051	204,011
Interest Expense	59,701	16,554	14,543	15,497	16,082	62,676	17,723	17,519	35,242
Income Tax Expenses	(298)	50	(50)	—	—	—	—	—	—
Non-Real Estate Depreciation and Amortization	1,799	207	173	154	154	688	158	157	315
EBITDAre (1)	389,995	129,532	112,625	117,629	116,825	476,611	119,841	119,727	239,568
Transaction Costs (2)	52,881	365	63	—	—	428	—		—
Adjusted EBITDAre (1)	442,876	129,897	112,688	117,629	116,825	477,039	119,841	119,727	239,568

Income from Unconsolidated Joint Ventures
Net Operating Income
Office Properties	29,355	5,219	3,404	3,457	3,545	15,625	3,785	4,338	8,123
Other Properties	3,058	816	789	751	855	3,211	969	1,099	2,068
Net Operating Income	32,413	6,035	4,193	4,208	4,400	18,836	4,754	5,437	10,191
Loss on Sale of Undepreciated Property	—	—	—	—	(598)	(598)	—	—	—
Interest Expense	(5,738)	(650)	(550)	(439)	(432)	(2,071)	(515)	(863)	(1,378)
Termination Fee Income	16	1	2	5	1	9	—	7	7
Other Income	148	68	8	(23)	8	61	29	27	56
Funds from Operations - Unconsolidated Joint Ventures	26,839	5,454	3,653	3,751	3,379	16,237	4,268	4,608	8,876
Gain (Loss) on Sale of Depreciated Investment Properties, net	(15)	318	168	(15)	(21)	450	—	(3)	(3)
Depreciation and Amortization of Real Estate	(14,158)	(2,347)	(2,106)	(2,125)	(2,162)	(8,740)	(2,365)	(2,810)	(5,175)
Income from Unconsolidated Joint Ventures	12,666	3,425	1,715	1,611	1,196	7,947	1,903	1,795	3,698

Market Capitalization
Common Stock Price at Period End	$41.20	$29.27	$29.83	$28.59	$33.50	$33.50	$35.35	$36.78	$36.78
Number of Common Stock/Units Outstanding at Period End	148,506	148,565	148,593	148,589	148,589	148,589	148,679	148,713	148,713
Equity Market Capitalization	6,118,447	4,348,498	4,432,529	4,248,160	4,977,732	4,977,732	5,255,803	5,469,664	5,469,664

Consolidated Debt	2,222,975	1,944,034	1,939,517	1,934,905	2,162,719	2,162,719	2,214,692	2,050,173	2,050,173
Share of Unconsolidated Debt	82,519	92,921	98,754	107,256	115,040	115,040	144,168	145,480	145,480
Debt (1)	2,305,494	2,036,955	2,038,271	2,042,161	2,277,759	2,277,759	2,358,860	2,195,653	2,195,653

Total Market Capitalization	8,423,941	6,385,453	6,470,800	6,290,321	7,255,491	7,255,491	7,614,663	7,665,317	7,665,317
Continued on next page

Cousins Properties	31	Q2 2021 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	(in thousands, except per share amounts)
	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020	2021 1st	2021 2nd	YTD 2021

Credit Ratios
Debt (1)	2,305,494	2,036,955	2,038,271	2,042,161	2,277,759	2,277,759	2,358,860	2,195,653	2,195,653
Less: Cash and Cash Equivalents	(15,603)	(124,632)	(28,255)	(36,872)	(4,290)	(4,290)	(14,576)	(9,792)	(9,792)
Less: Share of Unconsolidated Cash and Cash Equivalents	(8,634)	(9,516)	(8,826)	(12,098)	(9,419)	(9,419)	(7,518)	(7,598)	(7,598)
Net Debt	2,281,257	1,902,807	2,001,190	1,993,191	2,264,050	2,264,050	2,336,766	2,178,263	2,178,263
Total Market Capitalization	8,423,941	6,385,453	6,470,800	6,290,321	7,255,491	7,255,491	7,614,663	7,665,317	7,665,317
Net Debt / Total Market Capitalization	27.1%	29.8%	30.9%	31.7%	31.2%	31.2%	30.7%	28.4%	28.4%

Total Assets - Consolidated	7,151,447	6,901,934	6,908,448	6,886,596	7,107,398	7,107,398	7,106,182	6,945,970	6,945,970
Accumulated Depreciation - Consolidated	802,807	878,199	954,352	1,028,975	1,090,566	1,090,566	1,164,427	975,658	975,658
Undepreciated Assets - Unconsolidated (1)	391,457	290,134	294,987	304,976	304,539	304,539	303,472	302,630	302,630
Less: Investment in Unconsolidated Joint Ventures	(133,884)	(128,916)	(129,857)	(129,814)	(125,481)	(125,481)	(113,353)	(112,718)	(112,718)
Total Undepreciated Assets (1)	8,211,827	7,941,351	8,027,930	8,090,733	8,377,022	8,377,022	8,460,728	8,111,540	8,111,540
Net Debt	2,281,257	1,902,807	2,001,190	1,993,191	2,264,050	2,264,050	2,336,766	2,178,263	2,178,263
Net Debt / Total Undepreciated Assets (1)	27.8%	24.0%	24.9%	24.6%	27.0%	27.0%	27.6%	26.9%	26.9%

Coverage Ratios (1)
Interest Expense	59,701	16,554	14,543	15,497	16,082	62,676	17,723	17,519	35,242
Scheduled Principal Payments	14,726	4,126	4,120	4,282	4,284	16,812	4,370	4,544	8,914
Fixed Charges	74,427	20,680	18,663	19,779	20,366	79,488	22,093	22,063	44,156
EBITDAre	389,995	129,532	112,625	117,629	116,825	476,611	119,841	119,727	239,568
Fixed Charges Coverage Ratio (EBITDAre) (1)	5.24	6.26	6.03	5.95	5.74	6.00	5.42	5.43	5.43
Adjusted EBITDAre	442,876	129,897	112,688	117,629	116,825	477,039	119,841	119,727	239,568
Fixed Charges Coverage Ratio (Adjusted EBITDAre) (1)	5.95	6.28	6.04	5.95	5.74	6.00	5.42	5.43	5.43

Net Debt	2,281,257	1,902,807	2,001,190	1,993,191	2,264,050	2,264,050	2,336,766	2,178,263	2,178,263
Annualized EBITDAre (3)	493,632	518,128	450,500	470,516	467,300	467,300	479,364	478,908	479,136
Net Debt / Annualized EBITDAre	4.62	3.67	4.44	4.24	4.84	4.84	4.87	4.55	4.55
Annualized Adjusted EBITDAre (3)	501,644	519,588	450,752	470,516	467,300	467,300	479,364	478,908	479,136
Net Debt / Annualized Adjusted EBITDAre	4.55	3.66	4.44	4.24	4.84	4.84	4.87	4.55	4.55

Dividend Information
Common Dividends	158,174	44,562	44,570	44,570	44,561	178,263	46,135	46,038	92,173
FFO	328,793	112,721	97,959	101,978	100,589	413,247	101,960	102,051	204,011
FFO Payout Ratio	48.1%	39.5%	45.5%	43.7%	44.3%	43.1%	45.2%	45.1%	45.2%
Continued on next page

Cousins Properties	32	Q2 2021 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	(in thousands, except per share amounts)
	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020	2021 1st	2021 2nd	YTD 2021

FFO	328,793	112,721	97,959	101,978	100,589	413,247	101,960	102,051	204,011
Amortization of Deferred Financing Costs	2,630	700	686	691	700	2,777	698	698	1,396
Non-Cash Stock-Based Compensation	3,830	1,285	2,199	931	883	5,298	1,667	1,708	3,375
Non-Real Estate Depreciation and Amortization	1,799	207	173	154	154	688	158	157	315
Lease Inducements	886	233	251	253	281	1,018	1,035	1,032	2,067
Straight Line Rent Ground Leases	500	126	128	120	116	490	112	112	224
Above and Below Market Ground Rent	158	39	40	39	40	158	39	40	79
Transaction Costs (2)	52,881	365	63	—	—	428	—	—	—
Debt Premium Amortization	(1,130)	(916)	(916)	(916)	(916)	(3,664)	(916)	(916)	(1,832)
Deferred Income - Tenant Improvements	(5,808)	(1,606)	(1,816)	(1,328)	(2,658)	(7,408)	(2,683)	(2,769)	(5,452)
Above and Below Market Rents, Net	(9,472)	(2,590)	(2,519)	(2,449)	(2,503)	(10,061)	(2,388)	(2,069)	(4,457)
Second Generation Capital Expenditures (CAPEX)	(90,704)	(23,817)	(25,724)	(17,718)	(30,524)	(97,783)	(12,093)	(23,118)	(35,211)
Straight Line Rental Revenue	(29,391)	(9,859)	(11,137)	(12,935)	(8,284)	(42,215)	(7,739)	(5,625)	(13,364)
Gain (Loss) on Sales of Undepreciated Investment Properties	(18,182)	(1,335)	—	—	723	(612)	—	—	—
FAD (1)	236,790	75,553	59,387	68,820	58,601	262,361	79,850	71,301	151,151
Common Dividends	158,174	44,562	44,570	44,570	44,561	178,263	46,135	46,038	92,173
FAD Payout Ratio (1)	66.8%	59.0%	75.1%	64.8%	76.0%	67.9%	57.8%	64.6%	61.0%

Operations Ratio
Total Undepreciated Assets (1)	8,211,827	7,941,351	8,027,930	8,090,733	8,377,022	8,377,022	8,460,728	8,111,540	8,111,540
General and Administrative Expenses	37,007	5,652	8,543	5,658	7,181	27,034	6,733	7,313	14,046
Annualized General and Administrative Expenses (3) / Total Undepreciated Assets	0.45%	0.28%	0.43%	0.28%	0.34%	0.32%	0.32%	0.36%	0.35%

2nd Generation CAPEX
Second Generation Leasing Related Costs	80,500	19,444	21,394	13,534	23,712	78,084	9,258	17,295	26,553
Second Generation Building Improvements	10,204	4,373	4,330	4,184	6,812	19,699	2,835	5,823	8,658
	90,704	23,817	25,724	17,718	30,524	97,783	12,093	23,118	35,211

(1) Includes Company share of unconsolidated joint ventures. These amounts are derived from the amounts in the categories indicated that are recorded at the joint venture multiplied by the
     Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes that including these amounts in the categories indicated is meaningful to investors and analysts.
(2) In 2019 and 2020, transaction costs relate primarily to the merger with TIER REIT, Inc.
(3) Quarter amount represents quarter annualized; year-to-date represents year-to-date annualized.
Note: Amounts may differ slightly from other schedules contained herein due to rounding.

Cousins Properties	33	Q2 2021 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

FUNDS FROM OPERATIONS

	(in thousands, except per share amounts)
	Three Months Ended June 30,
	2021			2020
	Dollars	Weighted Average Common Shares	Per Share Amount	Dollars	Weighted Average Common Shares	Per Share Amount
Net Income Available to Common Stockholders	$28,153	148,665	$0.19	$23,101	148,548	$0.16
Noncontrolling interest related to unitholders	5	25	—	5	25	—
Conversion of stock options	—	—	—	—	5	—
Conversion of unvested restricted stock units	—	50	—	—	2	—

Net Income — Diluted	28,158	148,740	0.19	23,106	148,580	0.16
Depreciation and amortization of real estate assets:
Consolidated properties	71,299	—	0.48	72,694	—	0.49
Share of unconsolidated joint ventures	2,810	—	0.02	2,106	—	0.01
Partners' share of real estate depreciation	(228)	—	—	(212)	—	—
Loss (gain) on sale of depreciated properties:
Consolidated properties	9	—	—	201	—	—
Share of unconsolidated joint ventures	3	—	—	(168)	—	—
Investments in unconsolidated joint ventures	—	—	—	232	—	—
Funds From Operations	$102,051	148,740	$0.69	$97,959	148,580	$0.66

Cousins Properties	34	Q2 2021 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

FUNDS FROM OPERATIONS

	(in thousands, except per share amounts)
	Six Months Ended June 30,
	2021			2020
	Dollars	Weighted Average Common Shares	Per Share Amount	Dollars	Weighted Average Common Shares	Per Share Amount
Net Income Available to Common Stockholders	$57,263	148,644	$0.39	$198,044	147,986	$1.34
Noncontrolling interest related to unitholders	11	25	—	307	572	—
Conversion of stock options	—	2	—	—	10
Conversion of unvested restricted stock units	—	45	—	—	2	—

Net Income — Diluted	57,274	148,716	0.39	198,351	148,570	1.34
Depreciation and amortization of real estate assets:
Consolidated properties	142,011	—	0.95	144,100	—	0.97
Share of unconsolidated joint ventures	5,175	—	0.03	4,453	—	0.03
Partners' share of real estate depreciation	(439)	—	—	(361)	—	—
Loss (gain) on sale of depreciated properties:
Consolidated properties	26	—	—	(90,715)	—	(0.61)
Share of unconsolidated joint ventures	3	—	—	(486)	—	—
Investments in unconsolidated joint ventures	(39)	—	—	(44,662)	—	(0.31)
Funds From Operations	$204,011	148,716	$1.37	$210,680	148,570	$1.42

The tables above show Funds From Operations (“FFO”) and the related reconciliation to Net Income Available to Common Stockholders for Cousins Properties Incorporated and Subsidiaries. The Company calculated FFO in accordance with the National Association of Real Estate Investment Trusts' ("NAREIT") definition, which is net income available to common stockholders (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization of real estate assets, impairment on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

FFO is used by industry analysts and investors as a supplemental measure of an equity REIT’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, as a performance measure for incentive compensation to its officers and other key employees.

Cousins Properties	35	Q2 2021 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	($ in thousands)
	Three Months Ended		Six Months Ended
Net Operating Income	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Net income	$28,060	$23,236	$57,371	$198,545
Net operating income from unconsolidated joint ventures	5,437	4,193	10,191	10,228
Fee income	(4,803)	(4,690)	(9,332)	(9,422)
Termination fee income	(782)	(539)	(824)	(3,383)
Other income	(68)	(126)	(282)	(163)
Reimbursed expenses	398	322	766	843
General and administrative expenses	7,313	8,543	14,046	14,195
Interest expense	16,656	13,993	33,864	29,897
Depreciation and amortization	71,456	72,868	142,326	144,482
Transaction costs	—	63	—	428
Other expenses	824	552	1,414	1,118
Income from unconsolidated joint ventures	(1,795)	(1,715)	(3,698)	(5,140)
Gain/loss on sale of investment in unconsolidated joint ventures	—	231	(39)	(45,999)
Gain/loss on investment property transactions	9	201	26	(90,715)
Net Operating Income	122,705	117,132	245,829	244,914
Less:
Partners' share of NOI from consolidated joint ventures	(455)	(311)	(870)	(535)
Cousins' Share of NOI	$122,250	$116,821	$244,959	$244,379

Net Operating Income	$122,705	$117,132	$245,829	$244,914
Non-cash income	(8,952)	(15,556)	(20,530)	(29,642)
Non-cash expense	151	167	303	332
Cash-Basis Net Operating Income	$113,904	$101,743	$225,602	$274,224

Net Operating Income
Same Property	$103,880	$102,494	$206,914	$207,212
Non-Same Property	18,825	14,638	38,915	35,885
3344 Peachtree Legal Expense Recovery	—	—	—	1,817
	$122,705	$117,132	$245,829	$244,914

Cash-Basis Net Operating Income
Same Property	$98,571	$91,997	$194,181	$187,609
Non-Same Property	15,333	9,746	31,421	84,798
3344 Peachtree Legal Expense Recovery	—	—	—	1,817
	$113,904	$101,743	$225,602	$274,224

Cousins Properties	36	Q2 2021 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

RECONCILIATION OF 2021 PROJECTED NET INCOME AVAILABLE
TO COMMON STOCKHOLDERS TO 2021 PROJECTED FFO

	Full Year 2021 Guidance
	($ in thousands, except per share amounts)
	Low		High
	Dollars	Per Share Amount (1)	Dollars	Per Share Amount (1)
Net Income Available to Common Stockholders	$108,258	$0.73	$120,162	$0.81
Add: Noncontrolling interest related to unitholders	24	—	24	—

Net Income	108,282	0.73	120,186	0.81
Add: Depreciation and amortization of real estate assets	293,478	1.97	293,478	1.97
Funds From Operations	$401,760	$2.70	$413,664	$2.78

(1) Calculated based on projected weighted average shares outstanding of 148.8 million.

Cousins Properties	37	Q2 2021 Supplemental Information

NON-GAAP FINANCIAL MEASURES - DISCUSSION

The Company uses non-GAAP financial measures in its filings and other public disclosures. The following is a list of non-GAAP financial measures that the Company commonly uses and a description for each measure of (1) the reasons that management believes the measure is useful to investors and (2) if material, any additional uses of the measure by management of the Company.
“Cash-Basis Net Operating Income” represents Net Operating Income excluding straight-line rents, amortization of lease inducements, amortization of acquired above and below market rents, and non-cash ground lease expense.
“EBITDAre” is a supplemental operating performance measure used in the real estate industry. The Company calculates EBITDAre in accordance with the National Association of Real Estate Investment Trusts' (“NAREIT”) definition, which is net income (loss) available to common stockholders (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the disposition of depreciated property, and impairment. All additions include the Company's share of unconsolidated joint ventures. Management believes that EBITDAre provides analysts and investors with uniform and appropriate information to use in various ratios that evaluate the Company's level of debt.
“Adjusted EBITDAre” represents EBITDAre plus loss on debt extinguishment and transaction costs. Management believes that Adjusted EBITDAre provides analysts and investors with appropriate information to use in various ratios that evaluate the Company's level of debt.
"Funds Available for Distribution” (“FAD”) represents FFO adjusted to exclude the effect of non-cash items, gains (losses) on undepreciated real estate sales, and transaction costs. Management believes that FAD provides analysts and investors with information that assists in the comparability of the Company's dividend policy with other real estate companies.
“Funds From Operations” (“FFO”) is a supplemental operating performance measure used in the real estate industry. The Company calculates FFO in accordance with the NAREIT definition, which is net income (loss) available to common stockholders (computed in accordance with GAAP), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable real property, plus depreciation and amortization of real estate assets, impairment on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis. FFO is used by industry analysts and investors as a supplemental measure of an equity REIT's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, as a performance measure for incentive compensation to its officers and other key employees.
“Net Debt” represents the Company's consolidated debt plus the Company's share of unconsolidated debt less cash and cash equivalents. The Company believes excluding cash and cash equivalents from total debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.
“Net Operating Income” ("NOI") is used by industry analysts, investors and Company management to measure operating performance of the Company's properties. NOI, which is rental property revenues (excluding termination fees) less rental property operating expenses, excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Depreciation, amortization, and impairment are also excluded from NOI for the reasons described under FFO above.
“Same Property Net Operating Income” represents Net Operating Income or Cash-Basis Net Operating Income for those office properties that have been fully operational in each of the comparable reporting periods. A fully operational property is one that achieved 90% economic occupancy or has been substantially complete and owned by the Company for each of the two periods presented. Properties held for sale at June 30, 2021 are excluded from Same Property. Same Property Net Operating Income or Cash-Basis Same Property Net Operating Income allows analysts, investors and management to analyze continuing operations and evaluate the growth trend of the Company's portfolio.
“Second Generation Tenant Improvements and Leasing Costs and Building Capital Expenditures” is used in the valuation and analysis of real estate. Because the Company develops and acquires properties, in addition to operating existing properties, its property acquisition and development expenditures included in the Statements of Cash Flows includes both initial costs associated with developing and acquiring investment assets and those expenditures necessary for operating and maintaining existing properties at historic performance levels. The latter costs are referred to as second generation costs and are useful in evaluating the economic performance of the asset and in valuing the asset. Accordingly, the Company discloses the portion of its property acquisition and development expenditures that pertain to second generation space in its operating properties. The Company excludes from second generation costs amounts incurred to lease vacant space in newly acquired buildings, building improvements on newly acquired buildings that management identifies as necessary to bring the building to the Company's operational standards, and leasing costs and building improvements associated with properties identified as under redevelopment or repositioning. In addition, the Company excludes building improvements intended to attract tenants to increase revenues and/or occupancy rates.
“FFO Before Transaction Costs” represents FFO before costs associated with the merger with TIER REIT, Inc. Management believes that FFO Before Transaction Costs provides analysts and investors with user information related to the Company’s core operations and for comparability of the results of its operations with other real estate companies.

Cousins Properties	38	Q2 2021 Supplemental Information